FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                              VISUAL NETWORKS, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                                  52-1837515
  (State of incorporation                       (I.R.S. Employer
      or organization)                         Identification No.)

 2092 Gaither Road, Rockville, MD                   20850
(Address of principal executive offices)         (Zip Code)


If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and                12(g) of the Exchange Act and
is effective pursuant to General             is effective pursuant to General
Instruction A.(c), check the                 Instruction A.(d), check the
following box. [ ]                           following box. [x]

       Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                       Name of each exchange on which
    to be so registered                       each class is to be registered

          None                                            None

        Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 Par Value
                                (Title of class)


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Item 1:  Description of Registrant's Securities to be Registered

         The description of the Common Stock of the Registrant, par value $.01 per share, registered hereby is incorporated by reference to the description of the Registrant's Capital Stock set forth under the heading "Description of Capital Stock" in the Registrant's Amendment No. 3 to the Company's Registration Statement on Form S-1 (SEC File No. 333-41517) ("Amendment No. 3"), as filed with the Securities and Exchange Commission on January 20, 1998, any amendments to such Amendment No. 3 filed subsequently thereto and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.



Item 2:  Exhibits

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

         3.1 *      Restated Certificate of Incorporation of the Registrant.
         3.2 *      Restated By-Laws of the Registrant.
         4.1 *      Specimen  stock  certificate  for shares of Common  Stock of the Registrant.
         10.4*      Third Amended and Restated  Stockholders  and Registration
                    Rights Agreement, dated as of September 19, 1996, by and among the Registrant and certain stockholders.


         * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (SEC File No. 333-41517).



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           VISUAL NETWORKS, INC.


Date: January 30, 1998                     By:      /s/ Scott E. Stouffer
                                                   ---------------------
                                                   Scott E. Stouffer
                                                   President



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                                  Exhibit Index

Exhibit No.       Description

3.1 *             Restated Certificate of Incorporation of the Registrant.
3.2 *             Restated By-Laws of the Registrant.
4.1 *             Specimen stock certificate for shares of Common Stock of the
                  Registrant.
10.4 *            Third Amended and Restated Stockholders and Registration
                  Rights Agreement, dated as of September 19, 1996, by and among the Registrant and certain stockholders.

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (SEC File No. 333-41517).



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